UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               KINGSTON MINES LTD.
             (Exact name of registrant as specified in its charter.)

                                     NEVADA
                    (State of incorporation of organization)

                                   98-0471111
                    (I.R.S. Employer Identification Number)

                            102-1990 S.E. KENT AVENUE
                       VANCOUVER, BRITISH COLUMBIA V5P 4X5
          (Address of principal executive offices, including zip code)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

TITLE OF EACH CLASS TO BE SO REGISTERED:                                    None

NAME OF EACH EXCHANGE OF WHICH EACH CLASS IS TO BE REGISTERED:              None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box [x]

Securities Act registration statement file number to which this form relates:
FORM SB-2; FILE NO. 333-133232

        Securities to be registered pursuant to Section 12(g) of the Act:

                       COMMON STOCK, PAR VALUE OF $0.0001
                                (Title of Class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission (File No. 333-133232) is incorporated by reference into this registration statement.

ITEM 2.     EXHIBITS

The following Exhibits are incorporated herein by reference pursuant to Rule 12b-32:

EXHIBIT NO.          DOCUMENT DESCRIPTION

Exhibit     Title
3.1         Articles of Incorporation, Kingston Mines Ltd. (1)
3.2         Amended and Restated Bylaws, Kingston Mines Ltd.
10.1        Transfer of Mineral Disposition
10.2        Convertible Debenture
99.1        Map of the Original Sugarloaf Property in British Columbia, Canada
99.2        Map of the Expanded Sugarloaf Property Showing Claim Numbers

(1)  Previously filed with our annual report on Form 10KSB on November 29, 2006.

                                   SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 27th day of August, 2007.

KINGSTON MINES LTD.




By:  /s/ Lou Hilford
     Lou Hilford
     President, CEO